Exhibit 22

                              List of Subsidiaries





                          FARR COMPANY AND SUBSIDIARIES


     Name of Subsidiary                 Jurisdiction of Incorporation
     ------------------                 -----------------------------

     Farr Filtration Limited            England

     Farr Company International         California

     Farr Incorporated                  Canada